UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2021

ZAI LAB LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38205	98-1144595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4560 Jinke Road Bldg. 1, Fourth Floor Pudong Shanghai, China	201210
(Address of principal executive offices)	(Zip Code)

+86 21 6163 2588

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 1 Ordinary Share, par value $0.00006 per share	ZLAB	The Nasdaq Global Market
Indicate by check mark
Ordinary Shares, par value $0.00006 per share*	9688	The Stock Exchange of Hong Kong Limited

*

Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 5, 2021, Deciphera Pharmaceuticals, Inc., Zai Lab Limited’s partner, issued a press release announcing top-line results from the INTRIGUE Phase 3 clinical study of QINLOCK in patients with gastrointestinal stromal tumor (GIST) previously treated with imatinib. The INTRIGUE Phase 3 clinical study is a randomized, global, multicenter, open-label study to evaluate the efficacy and safety of QINLOCK compared to sunitinib in patients with GIST previously treated with imatinib. The study did not meet the primary endpoint of improved progression-free survival (PFS) compared with the standard of care sunitinib.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAI LAB LIMITED

By:	/s/ Samantha Du
Samantha Du Chief Executive Officer

Date: November 5, 2021